Exhibit 99.1

FOR IMMEDIATE RELEASE

Heidrick & Struggles Reports Third Quarter 2015 Financial Results

CHICAGO –October 27, 2015 - Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier provider of senior-level executive search, leadership consulting and culture shaping services globally, today announced financial results for its third quarter ended September 30, 2015.

Consolidated net revenue (revenue before reimbursements) increased 10.0 percent, or $12.6 million, to $138.4 million from $125.8 million in the 2014 third quarter. Excluding the impact of exchange rate fluctuations which negatively impacted results by $7.3 million, or 5.8 percent, consolidated net revenue increased $19.9 million or 15.8 percent.

Executive Search and Leadership Consulting net revenue increased 11.9 percent year over year, or $13.7 million, to $129.2 million. Excluding the impact of exchange rate fluctuations which negatively impacted results by $7.2 million, or 6.2 percent, net revenue in this business increased $20.9 million or 18.1 percent. The increase was driven by a 20.4 percent year-over-year increase in the Americas (22.4 percent on a constant currency basis) and a 7.4 percent increase in Asia Pacific (18.5 percent on a constant currency basis). Revenue in Europe declined 4.6 percent compared to last year’s third quarter, but increased 7.5 percent on a constant currency basis. From a global practices perspective, the Global Technology & Services, Healthcare & Life Sciences, and Financial Services practices were the primary drivers of year-over-year growth in this business.

Net revenue from Culture Shaping services declined 11.2 percent, or $1.1 million, to $9.2 million from $10.3 million in the 2014 third quarter, a record revenue quarter for the business. The quarter-to-quarter variability of results largely reflects the timing of project executions. The impact of exchange rate fluctuations negatively impacted results by $0.2 million or 1.5 percent.

“Solid revenue growth in the third quarter, up 15.8 percent in constant currency, drove good improvements in adjusted EBITDA(1) , operating income and net income,” said Tracy R. Wolstencroft, Heidrick & Struggles’ President and Chief Executive Officer. “It is gratifying to see the positive results of the concerted focus we have made to hire and retain the highest quality consultants in the business. We will continue to focus our initiatives and gauge our progress on our four priorities—talent, clients, diversified solutions and operations—in order to drive long-term shareholder value.”

The company ended the third quarter with 334 Executive Search and Leadership Consulting consultants compared to 311 at September 30, 2014 and 325 at June 30, 2015. Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.6 million in the 2015 third quarter, compared to $1.5 million in the 2014 third quarter. Specific to Executive Search, the company’s largest business, the number of confirmed searches in the 2015 third quarter increased 12.8 percent compared to the 2014 third quarter. The average revenue per executive search was $121,200, or $127,800 on a constant currency basis, compared to $122,200 in the 2014 third quarter.

Salaries and employee benefits expense in the 2015 third quarter increased 13.9 percent, or $11.7 million, to $95.7 million from $84.0 million in the 2014 third quarter. Variable compensation expense increased $8.3 million primarily related to higher bonus accruals for consultant performance. Fixed compensation expense increased $3.4 million, largely reflecting the year-over-year increase in headcount, primarily in the Americas, partially offset by the impact of foreign exchange rate fluctuations. Salaries and employee benefits expense was 69.2 percent of net revenue for the quarter, compared to 66.8 percent in the 2014 third quarter.

General and administrative expenses declined 7.6 percent, or $2.4 million, to $29.8 million from $32.2 million in the 2014 third quarter. The decrease reflects the impact of foreign exchange rate fluctuations and lower expenses, including hiring fees and internal meeting costs. As a percentage of net revenue, general and administrative expenses were 21.5 percent compared to 25.6 percent in the 2014 third quarter.

(1)	Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earn-out accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures which the company believes are useful to management and meaningful to investors because they provide insight into the ongoing operating results of the company’s core business. A reconciliation to the most directly comparable GAAP measures are provided on the last page of the financial statements in this release.

Adjusted EBITDA(1) in the 2015 third quarter increased 20.9 percent, or $3.2 million, to $18.2 million compared to $15.0 million in the 2014 third quarter. The Adjusted EBITDA margin (Adjusted EBITDA as a percentage of net revenue) in the 2015 third quarter was 13.1 percent, compared to 11.9 percent in the 2014 third quarter.

Operating income in the 2015 third quarter increased 35.3 percent year over year, or $3.3 million, to $12.9 million, and operating margin (operating income as a percentage of net revenue) was 9.3 percent. This compares to operating income of $9.6 million and operating margin of 7.6 percent in the 2014 third quarter. The year-over-year improvements in Adjusted EBITDA and operating income reflect higher net revenue and a decrease in general and administrative expenses, partially offset by the increase in salaries and employee benefits expense.

Net income in the 2015 third quarter increased to $7.5 million and diluted earnings per share were $0.40, based on an effective tax rate of 32.7 percent in the quarter and a full-year projected tax rate of approximately 42 percent. In the 2014 third quarter, the company reported net income of $3.0 million and diluted earnings per share of $0.16 based on an effective tax rate of 66.4 percent in the quarter and a full-year projected tax rate of approximately 75 percent that reflected valuation allowances established in the 2014 second and third quarters.

Net cash provided by operating activities in the 2015 third quarter was $43.1 million, compared to $43.0 million in the 2014 third quarter. Cash and cash equivalents at September 30, 2015 were $129.0 million compared to $159.5 million at September 30, 2014 ($128.5 million net of debt) and $119.9 million ($93.4 million net of debt) at June 30, 2015. On September 30, 2015, the company repaid in full the outstanding debt of $26.5 million on its revolving credit facility. The company has a senior unsecured revolving credit facility in an aggregate amount of $100 million, with an optional increase in the credit facility up to $150 million.

Nine Months Results

For the nine months ended September 30, 2015 consolidated net revenue of $386.6 million increased 3.6 percent, or $13.6 million, from $373.0 million in the first nine months of 2014. Excluding the impact of exchange rate fluctuations which negatively impacted results by $19.1 million, or 5.1 percent, consolidated net revenue increased $32.7 million or 8.8 percent.

Executive Search and Leadership Consulting net revenue increased $14.1 million, or 4.1 percent, to $361.0 million from $346.8 million in the first nine months of 2014. Excluding the impact of exchange rate fluctuations which negatively impacted results by $18.8 million, or 5.4 percent, net revenue in this business increased $32.9 million or 9.5 percent. Revenue growth in the Americas of 13.2 percent (approximately 14.7 percent on a constant currency basis) and in Asia Pacific of 5.1 percent (approximately 13.6 percent on a constant currency basis) was partially offset by a decline in Europe of 17.7 percent (approximately 5.7 percent on a constant currency basis). From a global practices perspective, the Healthcare & Life Sciences, Financial Services, and Global Technology & Services practices drove year-over-year growth.

Net revenue from Culture Shaping services declined 2.0 percent, or $0.5 million, to $25.7 million from $26.2 million in the first nine months of 2014. Exchange rate fluctuations negatively impacted net revenue by $0.3 million, or about 1.3 percent.

Productivity, as measured by annualized Executive Search and Leadership Consulting net revenue per consultant, was $1.5 million for the first nine months of 2015, the same as the first nine months of 2014. The number of executive searches confirmed in the first nine months of 2015 increased 5.7 percent and the average revenue per executive search was $111,200 compared to $113,400 for the same period in 2014, reflecting the negative impact of currency rate fluctuations.

Adjusted EBITDA(1) for the first nine months of 2015 improved to $44.5 million and Adjusted EBITDA margin was 11.5 percent, compared to Adjusted EBITDA of $39.4 million and Adjusted EBITDA margin of 10.6 percent for the same period of 2014. Operating income for the first nine months of 2015 improved to $28.8 million and operating margin was 7.4 percent compared to operating income of $22.8 million and operating margin of 6.1 percent for the first nine months of 2014.

Net income for the first nine months of 2015 was $15.9 million and diluted earnings per share were $0.85, reflecting an effective tax rate of 40.7 percent. Net income for the first nine months of 2014 was $6.0 million and diluted earnings per share were $0.33, reflecting an effective tax rate of 72.8 percent. In addition to the valuation allowances established in the 2014 second and third quarters, the effective tax rate in 2014 was higher than the statutory rate because of losses incurred that could not be benefitted for tax purposes due to valuation allowances in certain jurisdictions.

Fourth Quarter 2015 Outlook

The company is forecasting fourth quarter 2015 consolidated net revenue of between $128 million and $138 million. This forecast is based on the average currency rates in September 2015 and reflects, among other factors, management’s assumptions for the anticipated volume of new Executive Search confirmations, Leadership Consulting assignments and Culture Shaping services, the current backlog, consultant productivity, consultant retention, and the seasonality of its business.

Wolstencroft added, “We began the fourth quarter with the acquisition of Co Company, a London-based advisory boutique specializing in leadership and organizational development services. With this acquisition we added consultant expertise, new service offerings, and scalable tools and methodologies. Additionally, Colin Price was appointed to lead Heidrick & Struggles’ Leadership Consulting practice globally, with a clear directive to grow and scale the business to increase our impact with clients. We are committed to serving clients as trusted advisors at the highest levels of an organization. We will continue to invest with purpose in capabilities that address client demand to improve our financial results and deliver the long-term value our shareholders expect.”

Quarterly Conference Call

Executives of Heidrick & Struggles will host a conference call to review its third quarter 2015 results today, October 27, at 9 a.m. Central Time. Participants may access the company’s call and supporting slides through its website at www.heidrick.com. For those unable to participate on the live call, a webcast and copy of the slides will be archived at www.heidrick.com and available for up to 30 days following the investor call.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) serves the executive talent and leadership needs of the world’s top organizations as a premier provider of leadership consulting, culture shaping and senior-level executive search services. Heidrick & Struggles pioneered the profession of executive search more than 60 years ago. Today, the firm serves as a trusted advisor, providing integrated leadership solutions and helping its clients change the world, one leadership team at a time. www.heidrick.com.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of comprehensive income, balance sheets or statements of cash flow of the company. Pursuant to the requirements of Regulation G, this earnings release contains the most directly comparable GAAP financial measure to the non-GAAP financial measure.

The non-GAAP financial measures used within this earnings release are Adjusted EBITDA and Adjusted EBITDA margin. Adjusted EBITDA refers to earnings before interest, taxes, depreciation, intangible amortization, stock-based compensation expense, compensation expense associated with Senn Delaney retention awards, earnout accretion expense related to acquisitions, restructuring charges, and other non-operating income (expense). Adjusted EBITDA margin refers to Adjusted EBITDA (as explained above) as a percentage of net revenue in the same period. A reconciliation of Adjusted EBITDA to Net Income is provided on the last page of this release.

These measures are presented because management uses this information to monitor and evaluate financial results and trends. Management believes this information is also useful for investors.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Forward-looking statements may be identified by the use of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things, our ability to attract, integrate, manage and retain qualified executive search consultants; our ability to develop and maintain strong, long-term relationships with our clients; declines in the global economy and our ability to execute successfully through business cycles; the timing, speed or robustness of any future economic recovery; social or political instability in markets where we operate, the impact of foreign currency exchange rate fluctuations; unfavorable tax law changes and tax authority rulings; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to utilize our tax losses; the timing of the establishment or reversal of valuation allowance on deferred tax assets; the mix of profit and loss by country; our reliance on information management systems; any impairment of our goodwill and other intangible assets; and the ability to align our cost structure and headcount with net revenue. For more information on the factors that could affect the outcome of forward-looking statements, refer to our Annual Report on Form 10-K for the year ended December 31, 2014, under Risk Factors in Item 1A and our quarterly filings with the SEC. We caution the reader that the list of factors may not be exhaustive. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Press Release Contacts:

H&S Investors & Analysts Contact:

Julie Creed - Vice President, Investor Relations & Real Estate:

1 312 496 1774, jcreed@heidrick.com

H&S Media Contact:

Lia Randazzo - Marketing Manager:

312.496.1788, lrandazzo@heidrick.com

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,
	2015	2014	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$138,421	$125,829	$12,592	10.0%
Reimbursements	4,429	4,432	(3)	-0.1%

Total revenue	142,850	130,261	12,589	9.7%

Operating expenses:
Salaries and employee benefits	95,724	84,046	11,678	13.9%
General and administrative expenses	29,764	32,226	(2,462)	-7.6%
Reimbursed expenses	4,429	4,432	(3)	-0.1%

Total operating expenses	129,917	120,704	9,213	7.6%

Operating income	12,933	9,557	3,376	35.3%

Non-operating expense:
Interest, net	(54)	(152)
Other, net	(1,742)	(488)

Net non-operating expense	(1,796)	(640)

Income before income taxes	11,137	8,917
Provision for income taxes	3,647	5,925

Net income	7,490	2,992
Other comprehensive loss, net of tax	(1,288)	(2,587)

Comprehensive income	$6,202	$405

Basic weighted average common shares outstanding	18,372	18,233
Dilutive common shares	277	233

Diluted weighted average common shares outstanding	18,649	18,466

Basic net income per common share	$0.41	$0.16
Diluted net income per common share	$0.40	$0.16

Salaries and employee benefits as a % of net revenue	69.2%	66.8%
General and administrative expenses as a % of net revenue	21.5%	25.6%
Operating income as a % of net revenue	9.3%	7.6%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2015	2014	$ Change	% Change	2015 Margin *	2014 Margin *
Revenue:
Executive Search and Leadership Consulting
Americas	$78,265	$64,982	$13,283	20.4%
Europe	25,946	27,207	(1,261)	-4.6%
Asia Pacific	25,031	23,305	1,726	7.4%

Total Executive Search and Leadership Consulting	129,242	115,494	13,748	11.9%
Culture Shaping	9,179	10,335	(1,156)	-11.2%

Revenue before reimbursements (net revenue)	138,421	125,829	12,592	10.0%
Reimbursements	4,429	4,432	(3)	-0.1%

Total revenue	$142,850	$130,261	$12,589	9.7%

Operating income:
Executive Search and Leadership Consulting
Americas	$18,193	$14,257	$3,936	27.6%	23.2%	21.9%
Europe	1,470	1,946	(476)	-24.5%	5.7%	7.2%
Asia Pacific	2,630	2,228	402	18.0%	10.5%	9.6%

Total Executive Search and Leadership Consulting	22,293	18,431	3,862	21.0%	17.2%	16.0%
Culture Shaping	1,539	2,866	(1,327)	-46.3%	16.8%	27.7%

Total Segments	23,832	21,297	2,535	11.9%	17.2%	16.9%
Global Operations Support	(10,899)	(11,740)	841	-7.2%	-7.9%	-9.3%

Operating income	$12,933	$9,557	$3,376	35.3%	9.3%	7.6%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Comprehensive Income

(In thousands, except per share amounts)

(Unaudited)

	Nine months ended September 30,
	2015	2014	$ Change	% Change
Revenue:
Revenue before reimbursements (net revenue)	$386,619	$373,030	$13,589	3.6%
Reimbursements	12,396	13,721	(1,325)	-9.7%

Total revenue	399,015	386,751	12,264	3.2%

Operating expenses:
Salaries and employee benefits	264,914	252,089	12,825	5.1%
General and administrative expenses	92,928	98,092	(5,164)	-5.3%
Reimbursed expenses	12,396	13,721	(1,325)	-9.7%

Total operating expenses	370,238	363,902	6,336	1.7%

Operating income	28,777	22,849	5,928	25.9%

Non-operating expense:
Interest, net	(300)	(232)
Other, net	(1,696)	(444)

Net non-operating expense	(1,996)	(676)

Income before income taxes	26,781	22,173
Provision for income taxes	10,909	16,138

Net income	15,872	6,035
Other comprehensive loss, net of tax	(2,525)	(899)

Comprehensive income	$13,347	$5,136

Basic weighted average common shares outstanding	18,318	18,200
Dilutive common shares	277	197

Diluted weighted average common shares outstanding	18,595	18,397

Basic net income per common share	$0.87	$0.33
Diluted net income per common share	$0.85	$0.33

Salaries and employee benefits as a % of net revenue	68.5%	67.6%
General and administrative expense as a % of net revenue	24.0%	26.3%
Operating income as a % of net revenue	7.4%	6.1%

Heidrick & Struggles International, Inc.

Segment Information

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014	$ Change	% Change	2015 Margin*	2014 Margin*
Revenue:
Executive Search and Leadership Consulting
Americas	$218,560	$193,034	$25,526	13.2%
Europe	69,679	84,632	(14,953)	-17.7%
Asia Pacific	72,712	69,162	3,550	5.1%

Total Executive Search and Leadership Consulting	360,951	346,828	14,123	4.1%
Culture Shaping	25,668	26,202	(534)	-2.0%

Revenue before reimbursements (net revenue)	386,619	373,030	13,589	3.6%
Reimbursements	12,396	13,721	(1,325)	-9.7%

Total revenue	$399,015	$386,751	$12,264	3.2%

Operating income:
Executive Search and Leadership Consulting
Americas	$50,563	$43,266	$7,297	16.9%	23.1%	22.4%
Europe	1,018	4,373	(3,355)	-76.7%	1.5%	5.2%
Asia Pacific	8,088	4,790	3,298	68.9%	11.1%	6.9%

Total Executive Search and Leadership Consulting	59,669	52,429	7,240	13.8%	16.5%	15.1%
Culture Shaping	2,948	3,643	(695)	-19.1%	11.5%	13.9%

Total Segments	62,617	56,072	6,545	11.7%	16.2%	15.0%
Global Operations Support	(33,840)	(33,223)	(617)	1.9%	-8.8%	-8.9%

Operating income	$28,777	$22,849	$5,928	25.9%	7.4%	6.1%

*	Margin based on revenue before reimbursements (net revenue).

Heidrick & Struggles International, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2015	December 31, 2014
	(Unaudited)
Current assets:
Cash and cash equivalents	$128,960	$211,352
Restricted cash	7,171	6,501
Accounts receivable, net	106,674	68,353
Prepaid expenses	15,715	14,536
Other current assets	13,464	12,205
Income taxes recoverable	5,669	5,288
Deferred income taxes	12,436	12,094

Total current assets	290,089	330,329

Non-current assets:
Property and equipment, net	35,597	30,417
Assets designated for retirement and pension plans	17,949	19,426
Investments	14,185	13,989
Other non-current assets	12,169	8,012
Goodwill	120,150	122,176
Other intangible assets, net	17,327	20,939
Deferred income taxes	22,553	23,413

Total non-current assets	239,930	238,372

Total assets	$530,019	$568,701

Current liabilities:
Current portion of debt	$—	$6,000
Accounts payable	4,056	5,493
Accrued salaries and employee benefits	120,023	130,434
Deferred revenue, net	33,739	30,452
Other current liabilities	28,697	26,835
Income taxes payable	4,388	6,684

Total current liabilities	190,903	205,898

Non-current liabilities:
Non-current debt, less current maturities	—	23,500
Retirement and pension plans	38,186	39,892
Other non-current liabilities	46,835	54,747

Total non-current liabilities	85,021	118,139

Stockholders’ equity:	254,095	244,664

Total liabilities and stockholders’ equity	$530,019	$568,701

Heidrick & Struggles International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014

Cash flows—operating activities:
Net income	$15,872	$6,035
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	9,983	11,359
Deferred income taxes	(153)	5,633
Stock-based compensation expense	3,684	2,885
Accretion expense related to earnout payments	861	1,308
Changes in assets and liabilities:
Accounts receivables	(40,582)	(24,001)
Accounts payable	(1,311)	(2,177)
Accrued expenses	(5,361)	(1,774)
Deferred revenue	3,921	4,486
Income taxes payable, net	(3,101)	(2,220)
Retirement and pension plan assets and liabilities	69	100
Prepaid expenses	(1,054)	(557)
Other assets and liabilities, net	(2,868)	(3,125)

Net cash used in operating activities	(20,040)	(2,048)

Cash flows—investing activities:
Restricted cash	—	(103)
Capital expenditures	(13,897)	(2,609)
Purchases of available for sale investments	(1,402)	(896)
Proceeds from sales of available for sale investments	630	966

Net cash used in investing activities	(14,669)	(2,642)

Cash flows—financing activities:
Debt repayment	(29,500)	(4,500)
Debt issuance costs	(422)	—
Cash dividends paid	(7,496)	(7,364)
Payment of employee tax withholdings on equity transactions	(878)	(406)
Acquisition earnout payments	(5,496)	(3,390)

Net cash used in financing activities	(43,792)	(15,660)

Effect of exchange rates fluctuations on cash and cash equivalents	(3,891)	(1,759)

Net decrease in cash and cash equivalents	(82,392)	(22,109)
Cash and cash equivalents at beginning of period	211,352	181,646

Cash and cash equivalents at end of period	$128,960	$159,537

Heidrick & Struggles International, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2015	2014

Cash flows—operating activities:
Net income	$7,490	$2,992
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,323	3,711
Deferred income taxes	(119)	1,071
Stock-based compensation expense	1,094	1,044
Accretion expense related to earnout payments	276	409
Changes in assets and liabilities:
Accounts receivables	(11,036)	8,573
Accounts payable	(1,569)	289
Accrued expenses	43,259	28,236
Deferred revenue	782	(3,586)
Income taxes receivable (payable), net	662	(1,160)
Retirement and pension plan assets and liabilities	(1,154)	270
Prepaid expenses	(493)	1,128
Other assets and liabilities, net	583	17

Net cash provided by operating activities	43,098	42,994

Cash flows—investing activities:
Restricted cash	—	(1)
Capital expenditures	(3,649)	(742)
Purchases of available for sale investments	(126)	(68)
Proceeds from sales of available for sale investments	375	374

Net cash used in investing activities	(3,400)	(437)

Cash flows—financing activities:
Debt repayment	(26,500)	(1,500)
Debt issuance costs	(41)	—
Cash dividends paid	(2,493)	(2,515)
Payment of employee tax withholdings on equity transactions	(58)	—

Net cash used in financing activities	(29,092)	(4,015)

Effect of exchange rates fluctuations on cash and cash equivalents	(1,530)	(2,355)

Net increase in cash and cash equivalents	9,076	36,187
Cash and cash equivalents at beginning of period	119,884	123,350

Cash and cash equivalents at end of period	$128,960	$159,537

Heidrick & Struggles International, Inc.

Reconciliation of Net Income and Operating Income (GAAP) to

Adjusted EBITDA (Non-GAAP)

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenue before reimbursements (net revenue)	$138,421	$125,829	$386,619	$373,030

Net income	7,490	2,992	15,872	6,035
Interest, net	(54)	(152)	(300)	(232)
Other, net	(1,742)	(488)	(1,696)	(444)
Provision for income taxes	3,647	5,925	10,909	16,138

Operating income	12,933	9,557	28,777	22,849

Adjustments
Salaries and employee benefits
Stock-based compensation expense	1,094	1,044	3,234	2,434
Senn Delaney retention awards	542	291	1,625	1,458
General and administrative expenses
Depreciation	2,158	2,329	6,485	7,213
Intangible amortization	1,165	1,400	3,498	4,146
Earnout accretion	276	409	861	1,308

Total adjustments	5,235	5,473	15,703	16,559

Adjusted EBITDA	$18,168	$15,030	$44,480	$39,408

Adjusted EBITDA Margin	13.1%	11.9%	11.5%	10.6%